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                                                                   EXHIBIT 10.19


                                 LEASE AGREEMENT
                                 ---------------



                LANDLORD: NEW BOSTON ALEWIFE LIMITED PARTNERSHIP

                TENANT:   NETGENESIS CORP.

                PREMISES: ONE ALEWIFE CENTER
                          CAMBRIDGE, MASSACHUSETTS







                            SUBMISSION NOT AN OPTION
                            ------------------------

THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT TO EACH OTHER, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.


                              FROM THE OFFICE OF:

                        RAPPAPORT, ASERKOFF AND RAPPAPORT
                              ONE LONGFELLOW PLACE
                                   SUITE 3611
                                BOSTON, MA 02114

                                     LEASE

                     NEW BOSTON ALEWIFE LIMITED PARTNERSHIP
                                  ("LANDLORD")
                                       TO

                          NETGENESIS CORP. ("TENANT")

                               TABLE OF CONTENTS

SECTION I. PREMISES ........................................................  1
SECTION II. USE ............................................................  2
SECTION III. TERM ........ . ...............................................  2
SECTION IV. RENT ...........................................................  3
SECTION V. CONSTRUCTION AND PREPARATION OF THE PREMISES ....................  3
SECTION VI. BUILDING AND EQUIPMENT .........................................  5
SECTION VII. FLOOR LOAD, HEAVY MACHINERY ...................................  5
SECTION VIII. SERVICES .....................................................  6
SECTION IX. UTILITIES ......................................................  7
SECTION X. ADDITIONAL RENT AND ESCALATION ..................................  9
SECTION XI. REMOVAL OF GOODS AND TENANT'S REPAIRS .......................... 13
SECTION XII. SALES TAX ..................................................... 13
SECTION XIII. IMPROVEMENTS AND ALTERATIONS ................................. 13
SECTION XIV. INSPECTION .................................................... 14
SECTION XV. CASUALTY ....................................................... 14
SECTION XVI. EMINENT DOMAIN ................................................ 15
SECTION XVII. INDEMNIFICATION .............................................. 16
SECTION XVIII. PROPERTY OF TENANT .......................................... 17
SECTION XIX. INJURY AND DAMAGE ............................................. 17
SECTION XX. ASSIGNMENT, MORTGAGING, AND SUBLETTING ......................... 17
SECTION XXI. SIGNS, BLINDS AND WINDOW TREATMENTS ........................... 19
SECTION XXII. INSURANCE COMPLIANCE ......................................... 19
SECTION XXIII. INFLAMMABLES, ODORS ......................................... 19
SECTION XXIV. DEFAULT ...................................................... 19
SECTION XXV. SUBORDINATION AND ESTOPPEL .................................... 21
SECTION XXVI. NOTICES ...................................................... 22
SECTION XXVII. RULES AND REGULATIONS ....................................... 23
SECTION XXVIII. QUIET ENJOYMENT ............................................ 23
SECTION XXIX. BINDING AGREEMENT ............................................ 23
SECTION XXX. PARTNERSHIP ................................................... 23
SECTION XXXI. SEISIN ....................................................... 23
SECTION XXXII. INSURANCE ................................................... 23
SECTION XXXIII. SUBROGATION, INSURANCE PREMIUMS ............................ 24






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SECTION XXXIV. SHORING ..................................................... 24
SECTION XXXV. REZONING ..................................................... 25
SECTION XXXVI. SEPARABILITY ................................................ 25
SECTION XXXVII. WAIVER OF TRIAL BY JURY .................................... 25
SECTION XXXVIII. NO WAIVER ................................................. 25
SECTION XXXIX. HOLDING OVER ................................................ 25
SECTION XL. CAPTIONS, PLURAL, GENDER ....................................... 25
SECTION XLI. BROKERAGE ..................................................... 25
SECTION XLII. HAZARDOUS WASTE .............................................. 26
SECTION XLIII. SECURITY DEPOSIT ............................................ 27
SECTION XLIV. LANDLORD'S RIGHT TO PERFORM FOR TENANT ....................... 29
SECTION XLV. GOVERNING LAW ................................................. 29
SECTION XLVI. FORCE MAJEURE ................................................ 29
SECTION XLVII. EXTENSION OPTION ............................................ 29
SECTION XLVIII. RIGHT OF FIRST OFFER ....................................... 30
SECTION XLIX. CONDITIONS PRECEDENT ......................................... 31
SECTION L. MULTIPLE COUNTERPARTS ........................................... 31








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       THIS LEASE (the "LEASE") made and entered into as of this 4th, day of
April, 2000 by and between NEW BOSTON ALEWIFE LIMITED PARTNERSHIP, a Delaware Limited Partnership, having a business address at One Longfellow Place, Suite 3612, Boston, Massachusetts 02114 (hereinafter called "LANDLORD") and NETGENESIS CORP. (hereinafter called "TENANT").

       SECTION I. PREMISES. Landlord leases to Tenant, and Tenant hereby hires and takes from Landlord the following described premises subject to the mortgages as hereinafter provided, and to all encumbrances of record.

       The "PREMISES" are that portion of a building in the City of Cambridge, Massachusetts, having a mailing address of One Alewife Center, Cambridge, Massachusetts 02140 (hereinafter called the "BUILDING") (containing approximately 89,504 square feet of space) substantially as shown cross-hatched or outlined on the Lease Plan, Exhibit 4, hereto attached and made a part hereof, consisting of approximately 57,948 rentable square feet of net rentable area (the "NET RENTABLE AREA") consisting of (i) 19,228 rentable square feet on the 1st Floor of the Building, (ii) 24,305 rentable square feet on the 3rd Floor of the Building, (iii) 10,395 square feet on the 4th Floor of the Building (the "ALLAIRE SPACE") all currently under lease to the Allaire Corporation ("ALLAIRE") and (iv) an additional 4,020 rentable square feet on the 4th Floor of the Building, hereinafter known as the "TCQM SPACE", all as shown on Exhibit A, The Building and the parcel of land on which it is located are hereinafter referred to as the "PROPERTY".

       The parties hereto acknowledge that the TCQM Space is currently under lease to The Center for Quality of Management ("TCQM") and this Lease as it pertains only to the TCQM Space is contingent upon Landlord and TCQM entering into a termination agreement for the TCQM space and the delivery of the TCQM Space to Landlord for delivery to Tenant. The failure of Landlord to deliver the TCQM Space shall in no way impact on the obligations of Tenant as pertains to the remainder of the Premises. In the event that the TCQM Space is not delivered to Tenant hereunder, all applicable provisions of this Lease shall be amended to reflect the reduction in Net Rentable Area and Landlord shall be responsible, at its cost and expense, for demising the Allaire Space from the TCQM Space.

       Landlord reserves and excepts all rights of ownership and use in all respects outside the Premises, including, without limitation, the Building and all other structures and improvements and plazas, parking areas, and common areas on the Property, except that at all times during the term of this Lease, Tenant shall have a reasonable means of access from the street to the Premises. Tenant shall have, throughout the term of this Lease at no cost to Tenant, the right to the use of 2.5 unassigned spaces per 1,000 square feet of Net Rentable Area of the Premises then under lease to Tenant. The Premises shall be delivered to Tenant with eight (8) existing supplemental air conditioning wall units in place. Without limitation of the foregoing reservation of rights by Landlord, it is understood that with regard to the Building and the Property, Landlord in its sole discretion shall have the right to change, relocate and eliminate facilities therein, to permit the use of or lease all or part thereof for exhibition and displays, to sell, lease or dedicate all or part thereof to public use; and further that Landlord shall have the


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right to make changes in, additions to and eliminations from the Building, and other structures and improvements on the Property, the Premises excepted, provided such changes do not materially impact on Tenant's use and operation. Notwithstanding the preceding sentence, Landlord shall have no right to eliminate the lobby, elevators, access, loading docks or parking areas unless the same are replaced with comparable amenities.

       SECTION II. USE. Tenant shall have the right to use, in common with others so entitled, all common areas associated with the Building and located in the Building or on the Property including all hallways, elevator(s), if any, loading dock(s), access ways, walkways, nonexclusive parking areas, courtyards and landscaped areas. Landlord reserves the right, in its sole and unfettered discretion, to limit, relocate or diminish the non-exclusive parking area, provided that at all times Tenant shall be entitled to the non-exclusive and without charge use of a minimum of 2.5 parking spaces per 1,000 square feet of Net Rentable Area of the Premises in the parking lot adjacent to the Building. Tenant shall use the Premises for general office use and other reasonable uses incidental and related thereto, provided that Tenant shall not use, permit nor suffer anything to be done or anything to be brought into or kept in the Premises or on the Property which in Landlord's sole judgment occasions discomfort or annoyance to any other tenants or occupants of the Building and parking area, or which may tend to impair the reputation or appearance of the Building or the Property, or tend to interfere with the proper and economic operation of the Building, parking area or the Property by Landlord, or which shall violate the Certificate of Occupancy for the Building or any law or regulation of any governmental body. If, due to Tenant's use of the Premises, improvements or alterations to the Premises or the Building are necessary to comply with any requirements imposed by law, Tenant shall pay the entire cost of such improvements or alterations.

       Tenant agrees that, if it vacates the Premises, or fails to conduct its business therein for any period of time exceeding two weeks during the term hereof, it shall provide Landlord with prior written notice thereof.

       SECTION III. TERM. The term of this Lease shall commence upon the vacation of the Premises by Allaire and delivery of the Premises to Tenant in a broom clean condition, for the performance of Tenant's Work (the "COMMENCEMENT DATE"), and shall terminate the last day of the seventy-second (72nd) calendar month following the Rent Commencement Date as hereafter defined (the "TERMINATION DATE"). The "RENT COMMENCEMENT DATE" shall be the earlier to occur of thirty-seven (37) days after the Commencement Date or upon the occupancy of the Premises by Tenant for general office use. The term "LEASE YEAR" shall mean the twelve (12) month period commencing upon the Rent Commencement Date, and each successive twelve (12) month period during the term hereof, provided, however, that if the Rent Commencement Date is not the first day of the calendar month, the Lease Year shall mean each consecutive twelve (12) calendar month period commencing with the first day of the first full calendar month of the term. The first Lease Year shall include any partial month between the Rent Commencement Date and the first day of the first full calendar month immediately following the Rent Commencement Date. In the event that the Rent Commencement Date herein is not a date certain, at the request of either party at any time following initial occupancy of the Premises by Tenant, Landlord and Tenant shall execute a written memorandum reflecting the date of initial


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

occupancy and confirming the Commencement Date. The parties hereto acknowledge that the Commencement Date is anticipated to be between July 1, 2000 and August 15, 2000 and will be effective upon the date which is thirty (30) days from receipt of notice from Landlord. Landlord covenants and agrees that immediately upon receipt of Allaire's notice of effective termination pursuant to the Termination Agreement as hereafter defined, it shall provide Tenant with the notice provided herein, which shall be communicated by voice, email and facsimile transmission (which shall include a copy of the Allaire notice). In the event that Landlord is unable to deliver the Premises to Tenant by August 15, 2000 due to Allaire's failure to vacate the Premises, the Lease shall remain in full force and effect and Landlord shall diligently pursue any and all remedies it may have at law to remove Allaire and all its property therein from the Premises, provided however the Commencement Date, and the Rent Commencement Date shall not occur until after delivery of the Premises free and clear of Allaire in a broom clean condition.

       SECTION IV. RENT. Tenant shall pay annual "RENT" equal to the product of the Net Rentable Area of the Premises multiplied by Annual Rent Per Square Foot rate, as set forth below, from and after the Rent Commencement Date:

                                               ANNUAL RENT
PERIOD/LEASE YEAR                           PER SQUARE FOOT

Lease Year One                                 $36.00
Lease Year Two                                 $36.50
Lease Year Three                               $37.00
Lease Year Four                                $37.50
Lease Year Five                                $38.00
Lease Year Six                                 $38.50


       The Rent shall be paid in equal installments of one-twelfth (1/12) of the annual Rent in advance on the first day of each calendar month.

       Tenant shall pay a proportionate share of such monthly installment for any fraction of a calendar month at the beginning or end of the Lease term.

       Tenant shall pay the Rent and Additional Rent without demand or notice and without deduction, abatement, counterclaim, or set-off, to the Landlord New Boston Alewife Limited Partnership, in care of New Boston Management Services, Inc., One Longfellow Place, Suite 3612, Boston, Massachusetts 02114, or at such other place as designated from time to time by Landlord in writing.

       In the event that the Rent is not paid within five (5) days of when such payment is due, Landlord shall assess and Tenant shall pay a late charge in an amount equal to interest at the rate of one and one-half percent (1 1/2%) per month on the unpaid balance from the date said Rent became due. All other charges which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be "ADDITIONAL RENT" and in the event of non-payment thereof by Tenant, Landlord shall have all the fights and remedies with respect thereto as would accrue to Landlord for non-payment of Rent.

        SECTION V. CONSTRUCTION AND PREPARATION OF THE PREMISES.

       (a) LANDLORD'S WORK. None. The Premises are being leased to Tenant in its "as-is" condition as of the date of execution hereof. Landlord shall not consent to any additions or alterations to the Premises by Allaire without Tenant's approval. Upon the execution of the


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Lease Tenant and Landlord shall inspect the Premises to verify the "as-is"
condition. The taking of possession of the Premises by Tenant shall be conclusive evidence of the acceptance of the Premises by Tenant and that the Premises are in good and satisfactory condition, in accordance with Landlord's obligations hereunder.

       (b) TENANT'S WORK. Tenant shall do the work, if any, shown on Exhibit B (herein referred to as "TENANT'S WORK"), as the work on the part of the Tenant, in a good and workmanlike manner in accordance with "PLANS AND SPECIFICATIONS" (as hereinafter defined) which have Landlord's written approval, not to be unreasonably withheld, prior to the commencement of Tenant's Work. Tenant shall furnish and install any and all necessary trade fixtures, equipment and other items necessary for the proper conduct of Tenant's business. "PLANS AND SPECIFICATIONS", as used in this Section V(b) and in Section XIII, shall mean documents and drawings sufficient for contract bidding and work completion. All of the foregoing work and all work Tenant may undertake pursuant to Section XIII of this Lease shall be done in accordance with all laws, rules, regulations and ordinances applicable' thereto, including, if necessary, compliance with the Americans With Disabilities Act, as amended from time to time, and the acquisition by Tenant of a Building Permit from the municipal department having jurisdiction, if required. In no event shall Landlord be required to provide or install any trade fixtures or equipment.

       Tenant shall be entitled to receive a cash leasehold improvement allowance in an amount not to exceed $5.00 per square foot of Net Rentable Area of the Premises (hereinafter referred to as the "TI CONTRIBUTION"). The TI Contribution shall be payable by Landlord to Tenant within thirty (30) days of completion of Tenant's Work and written demand therefore, such demand to be accompanied by copies of building permits, certificate of occupancy if required, paid bills, lien waivers, and other evidence that Landlord reasonably requires to satisfy itself as to the amount spent and the items for which such amount was spent. Tenant shall be entitled to that portion of the TI Contribution equal to the amount of approved costs actually incurred by Tenant (which may include the actual hard and soft costs of performing leasehold improvements and architectural and engineering costs, but not the cost of furniture or office equipment, voice and data cabling), and shall not be entitled to any portion of the TI Contribution in excess thereof in cash, credit or otherwise; any and all costs incurred by Tenant in excess of the TI Contribution shall be borne by Tenant.

       Tenant agrees to allow Landlord's contractor ("LANDLORD'S CONTRACTOR") to submit estimates for completing Tenant's Work. In the event that Landlord's contractor is not the lowest bidder and subject to the reasonable prior approval of contractor by Landlord, Tenant agrees to employ for any work it may do pursuant to Sections V(b) and XIV of this Lease, one or more responsible contractors whose labor will work in harmony with other labor working in and about the Building and Property and with suppliers of materials, for use in construction in and about the Building and Property, and especially Tenant agrees that it will not do or permit to be done anything which would cause any labor difficulty in connection with any construction in and about the Building and Property.

       Tenant shall require all contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements and to carry Commercial General Liability



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Insurance and Automobile Liability Insurance covering such contractors in or about the Premises, Building and Property in amounts not less than Two Million Dollars ($2,000,000) combined single limits for property damage, for injury or death of more than one person in a single accident, and to submit certificates of insurance evidencing such coverage to Landlord prior to commencement of such work. Tenant agrees to indemnify and hold harmless Landlord and its management agent from all claims, actions, demands and causes of actions occasioned by, Tenant's contractors being on or about the Premises, or the Building or the Property of which the same form a part and from Tenant's contractors performing work in the Premises.

       All contractors, subcontractors, mechanics, laborers, materialmen, and others who perform any work, labor or services, or furnish any materials, or otherwise participate in the labor or services, or furnish any materials, or otherwise participate in the improvement of the Premises shall be and are hereby given notice that Tenant is not authorized to subject Landlord's interest in the Premises, Building or Property to any claim for mechanics', laborers' and materialmen's liens, and all persons dealing directly or indirectly with Tenant may not look to the Premises, Building or Property as security for payment. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations.

       SECTION VI. BUILDING AND EQUIPMENT. Landlord shall keep in good condition and repair the structure and exterior of the Building as a first-class office building, including the roof, the plumbing and electrical systems the heating, ventilating and air conditioning systems, and elevators servicing the Building (except the eight (8) HVAC units described in Section I, such supplemental equipment required for Tenant's specific use and specialized equipment and serviceable lines installed by Tenant and except otherwise provided in Section
VIII), and the exterior parking area serving the Building. The Landlord shall comply with applicable governmental roles, regulations, laws and ordinances affecting the Building, unless the violation is caused by Tenant or Tenant's use of the Premises. The Landlord shall keep the sidewalks, common corridors, stairway, elevators, and all other means of ingress and egress for the Premises and all public portions of the Building in serviceable repair and in a reasonably clean and safe condition. Landlord reserves the right to interrupt, curtail, stop and suspend the furnishing of any services and operation of the plumbing and electrical, heating and air conditioning systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, which may become necessary or when it cannot secure supplies or labor or by reason of any other cause beyond its control, without liability or any abatement of Rent or additional rent being due thereby.

       SECTION VII. FLOOR LOAD, HEAVY MACHINERY. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the position of all file cabinets, business machinery and mechanical equipment (including safes) which Tenant may place in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to prevent transmission of noise and vibration to any other part of the Building in which the Premises are




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located. Any moving of any machinery and/or equipment into, out of, or within the Premises shall be done only with the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and shall be at the sole risk and hazard of Tenant and Tenant will indemnify and save Landlord harmless against and from any liability, loss, injury, claim or, suit resulting directly or indirectly from such moving. In the event riggers shall be required to accomplish such moving, only persons holding a Master Rigger's License shall perform the work. Tenant shall not in any way break, cut into, or damage the exterior perimeter walls or insulating panels of the Building in installing, ventilating or exhausting its equipment or in any other manner.

       SECTION VIII. SERVICES. Landlord shall provide:

       (a) Access to the Building from the lobby Monday through Friday, excepting legal holidays in Massachusetts, hereinafter referred to as "business days", during normal business hours. Legal holidays in Massachusetts are shown on Exhibit C attached hereto. Normal business hours shall mean Monday through Friday, 8:00 AM to 6:00 PM, holidays excepted, Saturdays 8:00 AM to 1:00 PM. At all other times Landlord shall provide limited access to the Building in accordance with such Building standard entry system as shall from time to time be in effect. The Landlord reserves the right to alter the Building standard entry system as it sees fit.

       (b) Use, in common with others, of all elevator facilities at all times.

       (c) Building Standard heat and air conditioning during normal business hours which is reasonably required for reasonably comfortable occupation of the Premises, under normal business operation at an occupancy of not more than one person per 125 square feet of Net Rentable Area and an electrical load not exceeding 3.0 watts per square foot of Net Rentable Area, subject to all governmental laws, regulations or restrictions now or hereafter in force pertaining to the furnishing or use of such heat and air conditioning. Landlord shall maintain the Building at other than normal business hours at 55(degree) in the winter and 80(degree) in the summer and Landlord shall provide heat and air conditioning to Tenant at other than normal business hours in accordance with standard Building operations, provided that Tenant pays Landlord its charges for supplying the same. At the commencement of the term of this Lease, Landlord's charge for supplying heat and air conditioning to Tenant at other than normal business hours is $50.00 per hour. Landlord reserves the right to increase this charge from time to time throughout the term of this Lease upon prior written notice to Tenant. Tenant shall not introduce into the Premises personnel or equipment which overloads the capacity of the Building systems or in any other way interferes with any system's ability to perform adequately its proper functions; provided, however, if Tenant violates the foregoing, upon notice to Tenant Landlord may, elect to provide supplementary systems or otherwise take steps to cure such violation, at Tenant's sole cost and expense in all respects including, without limitation, system installation (and removal) and continuing costs Of operation.

       (d) Cause the Premises to be kept reasonably clean, provided the Premises are kept in order by Tenant. The cleaning services provided hereunder are set forth on Exhibit D attached hereto and made a part hereof which represents the scope of the cleaning services. The cleaning services shall be provided only Monday through Friday, legal holidays excepted. Notwithstanding the foregoing, at no time and under no circumstances shall Landlord have any



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responsibility for the storage or removal of any "medical waste", "infectious waste", "hazardous medical waste", "hazardous waste", as such terms may from time to time be defined in such municipal, state and federal statutes, laws, ordinances, roles and regulations as may apply to Tenant or to the Premises demised to Tenant because of the business, profession or activity carried on in the Premises by Tenant, Tenant's servants, agents, employees, invitees or anyone claiming by, through or under Tenant.

       (e) Hot and cold running water, toilet paper, paper towels and hand soap for common area wash rooms and lavatories.

       (f) Electricity for normal lighting of main lobby, elevators and stairs.

       SECTION IX. UTILITIES. As of the Commencement Date, Tenant shall pay for all utilities furnished to the Premises by Landlord or any other supplier, which may include electricity services, and all costs associated with the supplemental heating, ventilating and air conditioning units serving the Premises, which supplemental units may be check metered by Landlord and the cost of such check meter and the electricity measured by that meter will be reimbursed as an addition to the Electricity Charge The listing of any utility service in the previous sentence shall not constitute a representation that such utility service is available to the Premises. To the extent Landlord elects to separately meter the Premises for water, gas or electricity usage, a separate meter serving only the Premises shall be installed at Landlord's expense, and the cost of all such utilities shall be billed directly to Tenant by the appropriate public utility company.

       (a) DEMAND AND USAGE. To the extent not separately metered to the Premises, Landlord shall supply electricity, as supplied to Landlord by the electric utility, to the Premises to meet a demand requirement (utilizing the demand measurement standards established by the supplying utility under the rate applicable to Landlord) not to exceed 3.0 watts per square foot of Net Rentable Area for premises lighting and convenience outlets. Tenant agrees Tenant's use of the Premises shall not exceed such requirements or any limits from time to time established under applicable laws or regulations, or regulations of the utility provider(s). In addition to the Rent set forth in Section IV of this Lease and as part of the Additional Rent due under this Lease, Tenant shall pay Landlord the sum of $1.00 per square foot of Net Rentable Area per annum as an "ELECTRICITY CHARGE". The Electricity Charge shall be paid in equal installments of one-twelfth (1/12) of the Electricity Charge each in advance on the first day of each calendar month without deduction, demand, or set off, together with the Rent and Additional Rent described in this Lease. If Tenant's electricity demand exceeds the foregoing, Tenant shall pay the cost of such excess electricity demand.

       (b) CONSUMPTION. Landlord's supply of electricity shall allow for a rate of consumption by Tenant of 3.0 watts per square foot of Net Rentable Area, multiplied by sixty (60) hours of consumption per week. If Tenant's consumption excess such allowance, Tenant shall pay the excess costs. Landlord will not reduce the level of service or siphon off the available electric power serving the Premises as of the date of execution hereof.

       (c) SURVEY. From time to time during the Term or any extension thereof, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electrical usage, the result of which survey shall be conclusive and binding upon

Landlord and Tenant. If such survey shows that Tenant has exceeded the aforesaid requirements or standards set forth in the Lease, then, upon demand and in addition to any other rights Landlord may have hereunder, Tenant shall reimburse Landlord, as part of Tenant's Additional Rent, for the proportionate share of the cost of such survey and the cost, as determined by such consultant, of electricity usage or demand in excess of such requirements or standards.

       (d) ESCALATION. Furthermore, it being the intention of the parties that the Rent set forth in Section IV of this Lease be net of any cost to Landlord of providing electric current to the Premises, if Landlord is furnishing electric current to the Premises (i.e. Tenant's Premises is not separately metered by the supplying utility company), Tenant shall pay, as part of Tenant's Additional Rent, an Escalation Charge calculated and payable as follows:

              1. If Landlord's cost in supplying electricity to the Premises for any Operating Year exceeds the Electricity Charge (such excess being called "Tenant Excess Electricity Expenses"), Tenant shall pay to Landlord, as part of Tenant's Additional Rent, an amount equal to the Tenant Excess Electricity Expenses for such year (and at that rate for a partial year and extrapolated to full occupancy if total Building electric current figures are used to calculate Tenant Excess Electricity Expenses). In determining and calculating the amount of the Tenant Excess Electricity Expenses for and in respect of any Operating Year, Landlord may utilize electric meters, equipment surveys, engineering estimates, electric consumption data for the entire Building, or any other reasonable measurement, calculation and allocation devices and formulas.

              2. Tenant shall make reasonably estimated escalation payments on account of the Tenant Excess Electricity Expenses either in monthly installments or in year-end lump sum, as Landlord shall elect. After the end of each Operating Year, Landlord shall submit to Tenant an accounting of the Tenant Excess Electricity Expenses for such Operating Year. If the estimated payments by Tenant for such Year exceed Tenant's required payment on account of the Tenant Excess Electricity Expenses for that Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant (or refund the overpayment if the Term has ended and Tenant has no further obligations to Landlord). If, however, the required payments are greater than the estimated payments made by Tenant, Tenant shall pay to Landlord the difference within thirty (30) days after being billed therefor by Landlord.

       (e) SERVICE AND METERING. Landlord shall have the fight at any time and from time to time to: (i) discontinue furnishing electricity to the Premises upon at least thirty (30) days notice to Tenant provided Landlord shall, at Landlord's expense, separately meter the Premises; or (ii) continue or recommence to furnish electricity to the Premises, and install at Landlord's expense a so-called check meter which shall measure the amount of electricity actually used in the Premises. If Landlord exercises the right described in clause (i), then from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the Premises. In either case, from and after the effective date of such new metering:

              1. The Electricity Charge shall no longer be due from Tenant to Landlord and Tenant shall cease making payments pursuant to Subsection (e) above;

              2. In the case described in clause (e)(i) above, Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment to be used to supply electricity to Tenant provided that the limits set forth in Subsection (a) shall not be exceeded; and

              3. In the case described in clause (e)(i) above, Tenant shall arrange for electrical service from, and make payments directly to, the appropriate utility company; and in the case described in clause (ii) above, Landlord may bill Tenant periodically for electricity usage as shown by such meter.

       SECTION X. ADDITIONAL RENT AND ESCALATION.

       (a)    ADDITIONAL RENT/TAXES. In addition to the Rent set forth in
Section IV of this Lease and as part of the Rent due pursuant to the terms of this Lease, Tenant shall pay Landlord as Additional Rent the Tax Excess as set forth in herein. For the purposes of this Section X(a), the following words and terms shall have the following meaning:

              (1) "TAXES" shall mean the real estate taxes and assessments imposed upon Landlord with respect to the Building and lot commonly known as One Alewife Center, Cambridge, Massachusetts and its proportionate share of the Building parking lot, as such parcel or parcels are defined in the records of the Assessor's Office of the City of Cambridge on July 1, 1999, including all structures located thereon, and any and all other taxes, levies, betterments, assessments and charges arising from the ownership and/or operation of said Building and lot and all the structures located thereon which are or shall be imposed by a national, state or municipal or other authorities which are or may become a lien upon Landlord and said Building and lot, but excluding any fee or penalty levied on Landlord for late payment thereof. If, or to the extent that, due to a future change in the method of taxation any franchise, income, profit or other tax shall be levied against Landlord in substitution or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, income, profit or other tax shall be deemed to constitute "Taxes" for the purposes hereof. It is recognized and agreed by Landlord and Tenant that it is their intention by this paragraph to include in "Taxes" that which in fiscal year 2000 was commonly known in the City of Cambridge as "real estate taxes", including that portion covered by the school tax rate, and any type of tax or assessment which may, throughout the term hereof be substituted, in whole or in part therefore. If, in any fiscal year after the fiscal year 2000, the City of Cambridge or any of its departments, shall require Landlord to pay for any service which during the fiscal year 2000 was provided by said City of Cambridge or any of its departments without requiring payment by Landlord, then all such payments due on account of services rendered during any fiscal year after the fiscal year 2000 shall, for purposes of this Section X(a)(1) be considered and treated as real estate taxes for the fiscal year for which such payments are due. Without in any way limiting the generality of the preceding sentence some of the services for which the City of Cambridge or any of its departments might require payment are: police protection, fire protection, public schools, library services, park services, building inspections. Water and sewer use charges are covered elsewhere in this Lease and the same shall not enter into the calculations made under this Section X(a).

              (2) "TAX BASE" shall mean the Taxes for the fiscal tax year commencing July 1, 1999 and terminating June 30, 2000 as abated, if abated.

              (3) "TENANT'S PROPORTIONATE SHARE FOR TAXES" shall be sixty-four and seventy-four one hundredths percent (64.74%). In the event that the Building is enlarged or diminished so as to increase or decrease the net rentable area of the Building or in the event that the TCQM Space is not delivered to Tenant, Tenant's Proportionate Share for Taxes shall be adjusted to reflect accurately the portion of the net rentable area leased to Tenant.

              (4) "TAX YEAR" shall mean the twelve-month period commencing July 1, 2000, and each twelve-month period commencing on an anniversary of said date during the term of the Lease.

              (5) "TAX EXCESS" shall mean the amount, in any Tax Year by which the Taxes for said year exceed the Tax Base, multiplied by Tenant's Proportionate Share for Taxes. Landlord may bill Tenant annually, semi-annually, quarterly, or monthly for such Tax Excess as may be due, and Tenant shall pay such bills within ten (10) days after receipt of the same.

              (6) "TAX EXCESS STATEMENT" shall mean a statement setting forth in reasonable detail the amount payable by Tenant as Tax Excess for said Tax Year.

              Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Courts or other governmental agency responsible therefor. The original computation as well as reimbursement or payments of additional charges, if any, or allowances, if any under the provisions of this Section X shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authority. Reasonable expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund shall be charged against the tax refund before the adjustments are made for the Tax Year. In no event shall Tenant be entitled to receive a credit against Tax Excess for any Tax Year in an amount greater than Tenant's share of the Tax Excess for such Tax Year.

              (7) If the Commencement Date or the Termination Date occurs in the middle of a Tax Year, Tenant shall be liable for only that portion of the Tax Excess as the case may be, in respect of said Tax Year represented by a fraction, the numerator of which is the number of days of the herein term which falls within Tax Year, and the denominator of which is three hundred sixty-five
(365).

              (8) In the event of any taking of the Building or Property whereby this Lease shall not terminate under the provisions of Section XVI, then for the purposes of determining Tax Excess, in the event the valuation of Building and lot is lowered to reflect the taking, the Tax Base shall be lowered proportionately in relation to the reduced valuation. In the event the taking includes a portion of the Premises or the Building which it is a part, Tenant's Proportionate Share shall be adjusted pro-rata to reflect the proportion of the Premises and/or Property remaining after such taking.

              (9) Any obligation under this Section X(a) of Tenant which shall not have been paid at the expiration of the term of this Lease shall survive such obligation and shall be paid when and as the amount of same shall be determined to be due.

       (b) ADDITIONAL RENT/OPERATING COSTS. In addition to the Rent set forth in Section IV of this Lease and as part of the Rent due pursuant to the terms of this Lease, Tenant shall pay

Landlord as Additional Rent the Operating Cost Excess as set forth in this
Section X(b). For the purposes of this Section X, the following words and terms shall have the following meaning:

              1. "OPERATING COSTS" shall mean all costs incurred and expenditures of whatever nature made by the Landlord in the operation, management, repair, cleaning and, maintenance of the Building, the parking area, related equipment and facilities and appurtenant parking and landscaped areas, heating and cooling equipment, including but not limited to the following:

                     (a) All costs for fire, extended coverage, casualty, liability, workmen's compensation, rental interruption insurance, and all other bonds and insurance as may be required by the holder or guarantor of the mortgage upon the Building in which the Premises are located, or otherwise reasonably required.

                     (b)    Water and sewer charges.

                     (c) Heating, ventilating and air conditioning service equipment contracts.

                     (d)    Rubbish removal.

                     (e) Electricity charges except to the extent that the same are separately metered or apportioned to tenants, including without limitation, the cost of electric current for the operation of elevators, and public lights inside and outside the Building, and the parking area.

                     (f) Common area air conditioning filter service contract.

                     (g)    Security service equipment contracts, if any.

                     (h)    Exterminating services and contracts.

                     (i) Wages including all fringe benefits, federal and state payroll, unemployment and old age taxes paid by Landlord on account of all employees who are employed in, about or on account of the land, Building or other improvements of which the premises are a part. Employees shall include administrative and overhead personnel.

                     (j) The cost of labor and materials used in cleaning the Building, surrounding areaways and windows in the Building, and the parking area.

                     (k)    Supplies.

                     (l)    Elevator service contracts.

                     (m) All costs for permits and fees, except those associated with work undertaken solely for an individual tenant.

                     (n) The cost of any capital improvements or additions made to the Building after the commencement of the term of this lease, such cost thereof to be amortized over such improvement's or addition's useful life together with interest on the unamortized balance at the rate two percent (2%) above the prime rate from time to time charged by Fleet Bank, N.A., or its successor, or such higher rate as may be paid by Landlord for funds borrowed to construct such said capital improvements or additions, it being agreed that in each Lease year there shall be included in Operating Costs only such years allocable share of the amortization and interest described in this Section X(b)(l)(n).

                     (o) All management fees paid for the Manager of the Building, and all asset management fees, the aggregate of which is not to exceed five percent (5%) of the gross receipts of the Building, provided that the management fees herein stated shall be deemed variable expenses pursuant to Section X(b)(2) herein.

              (2) "OPERATING COST BASE" shall mean the amount arrived at by computing the actual costs of operation, management, repair, cleaning and maintenance of the Building, related equipment and facilities, heating and cooling equipment, including, without limitation, those items described in clauses (a) through (o) inclusive of this Section X(b)(1) shown above, for the calendar year 2000. If during the Operating Cost Base year, the Building has an average annual occupancy rate of less than one hundred percent (100%) of the net rentable square footage, then for the purposes of this subsection (b)(2) those Operating Costs which are variable depending upon occupancy levels shall be equitably adjusted as though the Building occupancy were one hundred percent (100%).

              (3) "COMPUTATION YEAR" shall mean each calendar year or a portion thereof beginning with the calendar year 2001.

              (4) "TENANT'S PROPORTIONATE SHARE FOR OPERATING COSTS" shall be sixty-four and seventy-four one hundredths percent (64.74%). In the event that the TCQM Space is not delivered to Tenant or the Building is enlarged or diminished so as to increase or decrease the net rentable area of the Building, Tenant's Proportionate Share for Operating Costs shall be adjusted to reflect accurately the portion of the net rentable area leased by Tenant. If during a Computation Year, the Building has an average annual occupancy rate of less than one hundred percent (100%) of the net rentable square footage, then for the purposes of this subsection (b)(4) those Operating Costs which are variable depending upon occupancy levels shall be equitably adjusted as though the Building occupancy were one hundred percent (100%).

              (5) "OPERATING COST EXCESS" shall mean the amount, in any Computation Year by which the Operating Costs for said year exceed the Operating Costs Base, multiplied by Tenant's Proportionate Share for Operating Costs.

              (6) "OPERATING COST EXCESS STATEMENT" shall mean a statement setting forth in reasonable detail the amount payable by Tenant as Operating Cost Excess for the Computation Year.

               Landlord may, at its sole discretion, bill Tenant monthly, quarterly, semi-annually or annually for such Operating Cost Excess. Any bill for a month, quarter or half-year may be rendered on an estimated basis, in which event the estimate shall be the actual cost of the item for the next year preceding increased by Landlord's estimate of what the increase for the current year shall be. Any estimated bill need not include all of the items mentioned in
Section X(b). Any annual bill shall be rendered on the basis of actual Costs only. If Landlord shall render a monthly, quarterly or semi-annual bill on account of any calendar year, then within one hundred eighty (180) days after the close of such calendar year, Landlord shall render an annual bill for such year which annual bill shall make all adjustments as may be necessary to reflect actual changes during that year including, without limitation, any refund as may be due to Tenant. Failure of Landlord to render a bill within one hundred eighty
(180) days after the close of such calendar year shall relieve Tenant of the obligations hereunder. All bills for the cost escalation portion of the Rent shall be due and payable within thirty (30) days of receipt.

              (7) If the Commencement Date or the Termination Date of the Lease occurs in the middle of a Computation Year, Tenant shall be liable for only that portion of the Operating Cost Excess in respect of such Computation Year represented by a fraction, the numerator of which is the number of days of the herein term which falls within the Computation Year, and the denominator of which is three hundred sixty-five (365).

              (8) In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Section XVI, the Operating Cost Base shall be adjusted pro-rata to reflect the proportion of the Premises and/or Property remaining after such taking.

              (9) Any obligation under this Section X(b) of Tenant which shall not have been paid at the expiration of the term of this Lease shall survive such obligation and shall be paid when and as the amount of same shall be determined to be due.

       SECTION XI. REMOVAL OF GOODS AND TENANT'S REPAIRS. At the expiration or sooner termination of this Lease, Tenant will remove its goods and effects (except as elsewhere provided herein) and will peaceably yield up to the Landlord the Premises in as good order and condition as when delivered to it, excepting ordinary wear and tear (which shall not be deemed to include holes in walls or floors or special wiring caused by installation of Tenant's fixtures or equipment), repairs required to be made by Landlord and damage by fire or unavoidable casualty.

       The Tenant shall be responsible for all damages or injury to the Premises, fixtures, appurtenances and equipment of Landlord, and to the Building and the Property, caused by Tenant's installation or removal of furniture, fixtures or equipment.

       SECTION XII. SALES TAX. In the event that any sales tax shall be levied by the State of Massachusetts, or the City of Cambridge, or any other authority having jurisdiction, upon the Rent and/or the Additional Rent received by Landlord from Tenant, the exact amount of such tax shall be paid by Tenant to Landlord at the same time each installment of Rent and/or Additional Rent is paid to the Landlord.

       SECTION XIII. IMPROVEMENTS AND ALTERATIONS. The Tenant may place such partitions, fixtures, (including light fixtures), personal property, machinery and the like (subject to Section VII) in the Premises and may make, at its own expense, such improvements and alterations as have the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, in each instance provided that all work done by Tenant in the Premises shall be done in accordance with all zoning, building, fire and other codes applicable thereto. All fixtures, equipment, improvements and appurtenances paid for by Tenant and attached to or built into the Premises prior to or during the term shall be and remain part of the Premises as of the end of the term unless specifically excluded elsewhere in this Lease. In the case of damage or destruction of such items during the term, Tenant shall have the right to recover its loss from any insurance company with which it has insured the same, notwithstanding that any of such things might be considered part of the Premises at the end of the term. At the option of Landlord, which option Landlord may exercise only at the time Landlord approves any Plans and Specifications for any Tenant's Work, Tenant shall remove any or all of Tenant's Work and alterations and improvements at the end of the term. Landlord may not require removal of pipes, wires and the like from the walls, ceilings or floors, provided that the Tenant properly cuts, caps and disconnects such pipes and wires and seals them off in a safe and lawful manner flush with the applicable wall, floor or ceiling and redecorates the area consistent with the remainder of the Premises. Tenant shall be responsible for any damage to the Building caused by the malfunction of its equipment or the removal of its property as aforesaid.

       SECTION XIV. INSPECTION. The Landlord and any mortgagee of the Building or of the Building and Property, or of Landlord's interest therein, and their representatives shall have the right at all times to enter the Premises, upon advance notice except in cases of emergency, to inspect the same and to make repairs or replacements therein as required by this Lease and to introduce conduits and pipes or ducts; provided, however, that the Landlord shall use reasonable effort not to unduly disturb the Tenant's use and occupancy.

       SECTION XV. CASUALTY. If the Premises, the Building or Property shall be damaged or destroyed by fire or other casualty insurable under standard coverage insurance to the extent of less than twenty-five percent (25%) of the reasonable replacement value thereof at the time of such damage or destruction, Landlord shall, except as otherwise provided herein, repair and/or rebuild the same with reasonable diligence, but Landlord's obligation hereunder shall be limited to the condition of the Premises as of the Rent Commencement Date hereof and shall also be subject to zoning and building laws then applicable to the Premises. Landlord's obligation hereunder shall be limited to the proceeds received and retained by Landlord (net of any amounts required to be paid to Landlord's mortgagee) under the insurance policy which is allocable to the Premises and Landlord shall not be obligated to commence such repairs and/or rebuilding until such insurance proceeds are released to Landlord. Tenant shall repair or restore with due diligence all trade fixtures, equipment and other installations theretofore installed by Tenant to the extent of Tenant's obligations as set forth in Exhibit B and damaged or destroyed by such fire or casualty.

        Within sixty (60) days after any damage to the Premises or the Property by fire or other casualty, Landlord shall give written notice to Tenant of Landlord's reasonable estimate of the time required to complete the restoration of the Premises or the Property according to this Section XV (including any time needed to collect proceeds of insurance from such damage). If the estimate of the time to complete such restoration exceeds two hundred-ten (210) days from the date of receipt of such notice, Tenant shall have the right to terminate this Lease within thirty (30) days after receiving such notice from Landlord. If the Premises shall be damaged as a result of a risk which is not required to be covered by insurance under this Lease, or if the Premises shall be damaged or destroyed to the extent of 25% or more of its reasonable replacement value in the last two (2) years of the then current term of this Lease (unless Tenant shall exercise, before or after to the date of such damage, any remaining option to extend the term of this Lease), Landlord shall have the right to terminate this Lease within sixty (60) days after such damage occurs.

       In any instance where Landlord or Tenant shall have an election to terminate this Lease by reason of such damage or destruction, it shall give the other notice of its election within sixty (60) days after such damage or destruction, and in such event, if Landlord shall elect to restore or rebuild, Landlord shall proceed to do so and Tenant shall replace or restore with due diligence all trade fixtures, equipment and other installations theretofore installed by Tenant and damaged or destroyed by such fire or other casualty. Landlord's obligation hereunder shall be to restore or rebuild, shall be to no greater extent than its obligations in connection with the condition of the Premises as of the Rent Commencement Date and shall also be subject to zoning and building laws then applicable to the Premises. Landlord's obligation hereunder shall be limited to the proceeds received and retained by Landlord (net of any amounts required to be paid to Landlord's mortgagee) under the insurance policy which is allocable to the Premises, and Landlord shall not be obligated to commence such repairs and/or rebuilding until such insurance proceeds are released to Landlord. Tenant shall, during any period of reconstruction or repair of the Premises, the Building and/or of the Property, continue the operation of its business in the Premises to the extent reasonably practicable. If the Premises or any part thereof, or the Building shall be damaged or destroyed by fire or other casualty not caused by the negligence or act of Tenant (irrespective of the time when such damage or destruction shall occur, and irrespective of whether or not Landlord shall be insured against the perils causing same) and if as a result thereof the Premises shall be rendered untenantable to an extent which would reasonably require the Tenant to curtail a part of its business operation, then a just proportion of the Rent reserved hereunder shall be suspended or abated according to the extent to which Tenant may be reasonably required to discontinue its business in the Premises until the work of restoration to be done by Landlord as aforesaid shall be substantially completed.

       SECTION XVI. EMINENT DOMAIN. If the whole of the Premises, the Building, or the Property shall be taken by condemnation or rights of eminent domain (the words "condemnation" and "eminent domain" as used herein to include purchase in lieu thereof) hereinafter collectively referred to as "taking", then the term hereof shall cease as of the date of the vesting of title or as of the day possession shall be taken thereunder, whichever is earlier. If twenty-five percent (25%) or more of the Property shall be taken (whether or not the Building or the Premises is within said twenty-five percent (25%) or if twenty-five percent (25%) or more of the Premises or twenty-five percent (25%) or more of the Building are a part shall be taken, Landlord shall be entitled to terminate this Lease effective as of the day of vesting of title or as of the day possession shall be taken thereunder, whichever Landlord shall elect, by giving Tenant notice of its election within sixty (60) days of such vesting of title or taking of possession; but if Landlord does not elect to so terminate this Lease, it shall with due diligence restore the Premises and/or the Building and/or the Property to an architectural unit as nearly like its condition prior to such taking as shall be practical. If twenty-five percent (25%) or more of the Premises shall be taken, or if twenty-five percent (25%) or more of the Building of which the Premises are a part shall be taken, including in such taking some portion of the Premises, Tenant shall be entitled to terminate this Lease by giving notice to Landlord to that effect within sixty (60) days following the taking of possession of the Premises, in which event this Lease and the term hereof shall cease and terminate as of the end of the calendar month in which such notice shall be given. If this Lease is not terminated as hereinbefore provided, either by Landlord or Tenant, all of the provisions hereof shall continue in effect, but in case there shall be a reduction of the floor area of the Premises by reason of such taking, the Rent and Additional Rent shall be equitably abated to the extent of the reduction of the floor area of the Premises from the time possession shall be taken for the balance of the term.

       During the restoration work to be done by Landlord, if any, a just proportion of the Rent and Additional Rent herein reserved shall be suspended or abated according to the extent that Tenant may be reasonably required to discontinue its business in the Premises until the work shall be completed. Tenant shall during any period of such work continue the operation of the business in the Premises to the extent reasonably practicable. In the event of restoration, Landlord's obligation to restore shall be limited to the obligations of Landlord in connection with the condition of the Premises as of the Rent Commencement Date and limited to the extent of the damages awarded for the taking and released to Landlord (net of any mounts required to be paid to Landlord's mortgagee). Landlord's obligations shall be subject to zoning and building laws then applicable to the Premises. Tenant shall repair or restore all trade fixtures or equipment and other installations theretofore installed by Tenant. All damages awarded for any taking, whether for the whole or a part of the Premises, the Building, or the balance of the Property, or otherwise, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to any fee or otherwise; provided, however, that Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it by reason of the loss of its trade fixtures or furniture. Tenant shall have the right to prosecute any claim for its relocation or moving expenses.

       SECTION XVII. INDEMNIFICATION. Tenant shall save Landlord harmless, and will exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm or public authority:

       (a) on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, or neglect of Tenant, its servants, agents, employees, licensees, invitees and guests;

       (b) on account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, approaches, areaways, roof, parking areas, or other appurtenances and facilities used in connection with the Building or Premises) arising out of the use or occupancy of the Building, Premises or Property by the Tenant or by any person claiming by, through or under Tenant, except to the extent caused by or resulting from Landlord's negligence, and in addition to and not in limitation of either of the foregoing subdivision (a); and

       (c) on account of or based upon (including monies due on account of) any work or things whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the term of this Lease and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorney's fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

       SECTION XVIII. PROPERTY OF TENANT. In addition to and not in limitation of other provisions of this Lease, Tenant covenants and agrees that all of its merchandise, furniture and property of every kind, nature and description which may be in or upon the Premises, Building, or Property in the public corridors, or on the sidewalks, areaways, and approaches thereto, or parking areas during the term hereof, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed by any cause whatsoever, no part of said damage or loss shall be charged to or borne by Landlord. Tenant shall, at Tenant's expense, obtain and keep in force "all risk" property insurance covering Tenant against damage to or loss of any personal property, fixtures and equipment of Tenant, and provide for waiver of subrogation by Tenant's insurer against Landlord and coverage for the full replacement cost of such property.

       SECTION XIX. INJURY AND DAMAGE. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow, or leaks from any part of the Building or parking area, or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or from dampness or by any other cause of whatever nature, whether caused by other tenants or persons in the Building, or on the Property, or in any parking area or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises, in the Building, or on the Property.

       SECTION XX. ASSIGNMENT, MORTGAGING, AND SUBLETTING. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated herein, or be sublet or offered or advertised for subletting, without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed. Not in limitation of the foregoing, Tenant's request for Landlord's consent to subletting or assignment shall be submitted in writing no later than sixty (60) days in advance of the proposed effective date of such proposed assignment or sublease, which request shall be responded to by Landlord within thirty (30) days of receipt thereof, and which request shall be accompanied by the following information (such information shall be collectively referred to as the "REQUIRED INFORMATION"): (i) the name, current address and business of the proposed assignee or sublessee; (ii) the amount and location of the space within the Premises proposed to be so subleased; (iii) the proposed effective date and duration of the assignment or subletting; and (iv) the proposed rent and other consideration to be paid to Tenant by such assignee or sublessee. Tenant also shall promptly supply Landlord with financial statements and other information as Landlord may request, prepared in accordance with generally accepted accounting principles not more than ninety (90) days old when delivered to Landlord (if available), indicating the net worth, liquidity and credit worthiness of the proposed assignee or sublessee in order to evaluate the proposed assignment or sublease. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable expenses and costs incurred by Landlord in connection with any proposed assignment or subletting.

        Landlord's consent shall be granted only if (i) Landlord does not have comparable space for a comparable term available for lease in the Building and
(ii) the assignee, subtenant or sublessee shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee, subtenant or sublessee shall agree to be bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this Lease, and shall agree to pay Landlord or Tenant, as the case may be, Rent and Additional Rent as required in the sublease. If Tenant shall sublet the Premises, having first obtained Landlord's consent, at a rental in excess of the Rent and Additional Rent due and payable by Tenant under the provisions of this Lease, such excess Rent and Additional Rent shall be divided equally between Landlord and Tenant after deducting Tenant's reasonable expenses of subletting, including commissions paid to brokers and reasonable attorney's fees, it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall sublet the Premises at a rental less than that provided for herein. Further, it is agreed that in lieu of withholding or granting its consent Landlord may, within thirty (30) days of receipt of a request for consent from Tenant, cancel this Lease as to the entire Premises or as to so much of the Premises as Tenant has proposed for assignment or subletting. If Landlord shall elect to cancel this Lease as to all or a portion of the Premises, it shall give Tenant written notice of its election, which notice shall set forth a "termination date" which shall be not less than sixty
(60) or more than one hundred twenty (120) days from the receipt by Landlord of Tenant's request to assign or sublet, and on that "termination date" Tenant shall surrender the Premises for which this Lease has been canceled in accordance with the provisions of this Lease relating to the surrender of the Premises as the expiration of the term of this Lease. If the cancellation shall be as to a portion of the Premises only, then the Rent and the Additional Rent shall be adjusted proportionately to reflect said cancellation, it is hereby expressly understood and agreed, however, if Tenant is a corporation, that the assignment, or transfer of this Lease, and the term and estate granted, to any corporation into which Tenant is merged or with which Tenant is consolidated, which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "ASSIGNEE"), without the prior written consent of Landlord shall not be deemed to be prohibited hereby, if, and upon the express condition that, Assignee and Tenant shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed and whereby Assignee shall expressly agree that the provisions of this
Section XX shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Section XX, it being expressly understood that such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

       If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect Rent and/or Additional Rent from the Assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the Assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the Premises by an affiliate of Tenant shall affect the purpose for which the Premises may be used slated in Section II. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under the Lease and for compliance with all the obligations of Tenant under the Lease.

       SECTION XXI. SIGNS, BLINDS AND WINDOW TREATMENTS. No signs or blinds may be put on or in any window by Tenant. Tenant may install its own window treatment, provided that the same shall not in any way interfere with the Building standard blinds or be visible from the exterior of the Building. Any signs or letters in the public corridors or on the doors must be submitted to Landlord for written approval before installation, which installation shall be at the sole expense of Tenant.

       SECTION XXII. INSURANCE COMPLIANCE. Tenant will not do or omit to do or keep anything in, upon or about the Premises which may prevent the obtaining of any fire, liability or other insurance upon or written in connection with the Premises or the Building or the Property or which may make any such insurance void or voidable, or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to office buildings unless the Tenant pays such extra or increased premiums.

       SECTION XXIII. INFLAMMABLES, ODORS. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building, any inflammable, combustible or explosive fluids, material, chemical or substance (other than small quantities of industrial solvents used in the normal course of cleaning and maintenance), or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the Premises.

       SECTION XXIV. DEFAULT. Any one of the following shall be deemed to be an "EVENT OF DEFAULT":

       (a) Failure on the part of Tenant to pay Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable and such failure continues for five (5) days (the "MONETARY NOTICE AND CURE PERIOD") after Landlord has sent to Tenant notice of such default. However, if: (i) Landlord shall have sent to Tenant a notice of default, even though the same shall have been cured and this Lease not terminated; and (ii) during the twelve (12) month period next following the date on which said notice of default has been sent by Landlord to Tenant, Tenant thereafter shall default in any monetary obligation pursuant to the Lease, the same shall automatically be deemed to be an Event of Default upon Landlord giving Tenant written notice thereof, and there shall be no monetary notice and cure period.

       (b) Failure on the part of Tenant to comply with any term, condition, or requirement of this Lease and failure of Tenant to cure the same within ten
(10) days or such reasonable period of time required to cure said default, (the "NON-MONETARY NOTICE AND CURE PERIOD") following notice from Landlord to Tenant of a non-monetary default. Notwithstanding the non-monetary notice and cure period provided in the preceding sentence, Tenant shall be obligated to immediately commence, and use best efforts to complete as soon as possible, the curing of such default. However, if: (i) Landlord shall have sent to Tenant a notice of such default, even though the same shall have been cured and this Lease not terminated; and (ii) during the twelve (12) month period next following the date on which said notice of default has been sent by Landlord to Tenant, Tenant thereafter shall default in any non-monetary obligation pursuant to the Lease, the same shall automatically be deemed to be an Event of Default upon Landlord giving the Tenant written notice thereof, and there shall be no non-monetary notice and cure period.

       (c) The commencement of any of the following proceedings: (i) the estate hereby created being taken on execution or by other process of law; (ii) Tenant being judicially declared bankrupt or insolvent according to law; (iii) an assignment being made of the property of Tenant for the benefit of creditors;
(iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or (v) a petition being filed for the reorganization of Tenant under any provisions of the Bankruptcy Act now or hereafter enacted.

       (d) Tenant filing a petition for reorganization or for rearrangement under any provisions of the United States Bankruptcy Code now or hereafter enacted, and providing a plan for a debtor to settle, satisfy or to extend the time for the payment of debts.

       Landlord and Tenant hereby agree that, at Landlord's option, any notice of default sent by Landlord to Tenant in accordance with Sections (a) or (b) above, shall, without any further notice to Tenant, constitute a valid and enforceable statutory Notice to Quit, terminating the Tenant's tenancy. The Tenant hereby expressly waives service of any further notice to quit. However, at Landlord's election, Landlord may, but shall not be required to, serve a forty-eight (48) hour notice to quit in lieu of, or in addition to, any notice of default.

       If an Event of Default shall occur, then in addition to any other remedy Landlord may have at law or equity, Landlord may (i) apply the Security Deposit, if any, specified in Section XLIII toward the satisfaction of such Event of Default without waiving any of Landlord's other rights hereunder, (ii) cure Tenant's Event of Default at Tenant's cost and expense, and/or (iii) Landlord may lawfully enter the Premises or any part thereof and repossess the same as the former estate of the Landlord and expel the Tenant and those claiming under the Tenant without being deemed guilty of any manner of trespass.

       In the case of Lease termination, whether as aforesaid or otherwise, the Tenant covenants that it will indemnify the Landlord against all losses Landlord may incur by reason of such termination. Upon such termination, all of Tenant's monetary obligations under the Lease shall immediately become due and payable to Landlord, and the Tenant will immediately be liable for, and pay to Landlord as damages, all such losses, including without limitation; all Rent, Additional Rent and other charges due pursuant to the Lease up until the normal expiration of the Lease term (had the Lease not been terminated in accordance herewith) (including escalations projected on the basis of experience under the Lease), together with all reasonable costs Landlord may incur in obtaining possession of, or in reletting the Premises (including without limitation reasonable attorneys fees, brokerage commissions, prospective tenant improvements, alterations, repairs and decorations to the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same), together with Tenant's proportionate share of any unamortized capital improvements incurred during the Lease term, and any monies owed by Tenant to Landlord for any tenant improvements to the Premises in accordance with the Lease, together with interest at the rate of 1.5% per month until said monies are paid in full.

       Landlord shall, to the extent required by applicable law, and not otherwise, use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its reasonable discretion may determine (including a term different from the term of the Lease, rental concessions, and alterations to, and improvement of, the Premises). However, Landlord shall not be obligated to relet the Premises at below market rates, nor shall Landlord be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. In the event of reletting, Landlord shall have no liability to account to Tenant for any excess in proceeds received from such reletting.

       SECTION XXV. SUBORDINATION AND ESTOPPEL. This Lease is subject and subordinate in all respects to all mortgages which may now or hereafter be placed on or affect the real property of which the Premises are a part, or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section XXV shall be self-operative and no further instrument of subordination shall be required. Notwithstanding the generality of the foregoing provisions of this Section XXV, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such mortgages or other instruments of security to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such mortgages or other instruments of security, or sale of the Building pursuant to any such mortgages or other instruments of security (which agreement shall survive any such foreclosure sale), to attorn to such mortgagee or such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease, provided that Tenant's possession shall not be disturbed except under the terms of this Lease, and further agrees to execute any and all documents as such mortgagee may require to confirm such attornment. In the event Tenant fails to deliver and execute such documents within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoints Landlord as attorney in fact to execute said documents.

       In confirmation of the subordination herein, Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form an estoppel certificate ("Estoppel Certificate") certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the term has commenced and the full amount of the Rent and Additional Rent then accruing thereunder the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the Estoppel Certificate); that Tenant, as of the date of such Estoppel Certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or Additional Rent due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee of Landlord. Any Estoppel Certificate may be relied upon by Landlord, any successor of Landlord, any mortgagees of Landlord or any prospective purchaser of the Building.

       SECTION XXVI. NOTICES. Any notice or demand by Tenant to Landlord shall be served by receipted hand delivery by Sheriff, Constable or certified mail, postage prepaid, or recognized overnight courier, addressed to Landlord as set forth below, and any notice or demand by Landlord to Tenant shall be served by receipted hand delivery by Sheriff, Constable or certified mail, postage prepaid, or recognized overnight courier to the Tenant as set forth below, except that notice of termination pursuant to Section XXIV may also be sent by regular mail postage prepaid to Tenant at the Premises.


        To Landlord:            New Boston Alewife Limited Partnership
                                One Longfellow Place, Suite 3612
                                Boston, Massachusetts 02114

        with a copy to:         Rappaport, Aserkoff & Rappaport
                                One Longfellow Place, Suite 3611
                                Boston, Massachusetts 02114

        To Tenant:              NetGenesis Corp.
                                150 Cambridge Park Drive
                                Cambridge, Massachusetts 02140
                                Attention: Ann Tirrell

        With a copy to:         Foley, Hoag & Eliot
                                One Post Office Square
                                Boston, Massachusetts 02109
                                Attention: Sandra Shapiro



       It is agreed that certified mail shall be conclusively deemed received one day after it is mailed, postage prepaid, and that an item sent by recognized overnight courier shall be conclusively deemed received the day it is scheduled to be delivered. Landlord and Tenant may each change their address, phone number and facsimile number by providing notice of such change to the other in the manner specified in this Section XXVI.

       SECTION XXVII. RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations annexed hereto and such other further Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the judgment of Landlord shall be necessary for the reputation, operation, safety, care or appearance of the Building, any parking garage, parking area, or the preservation of good order in the said Building, garage or parking area, or the operation of maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control; and provided further, that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, or any other tenant's servants, employees, agents, visitors, invitees or licensees.

       SECTION XXVIII. QUIET ENJOYMENT. The Tenant, on paying the said Rent and Additional Rent and performing the covenants of this Lease on its part to be performed shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease for the term aforesaid and any extension thereof, free from disturbance by Landlord or anyone claiming by, through or under Landlord.

       SECTION XXIX. BINDING AGREEMENT. This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Lease contains the entire agreement of the parties and may not be modified except by instrument in writing signed by the parties hereto.

       SECTION XXX. PARTNERSHIP. During such time as the Landlord shall be a limited partnership, Tenant agrees that it shall not hold any partner of Landlord personally responsible for any of the covenants of Landlord under this Lease, and in the event it has a claim against Landlord, Tenant shall look only to Landlord's interest in the Building for recovery of any judgment from Landlord; it being specifically agreed that neither the Landlord nor anyone claiming by, through or under Landlord shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

       SECTION XXXI. SEISIN. In the event of a sale or other disposition of the Building and/or land underlying it by Landlord, Landlord shall be entirely free and relieved from the performance and observance thereafter of all covenants and obligations of Landlord hereunder, it being understood and agreed in that the successor to Landlord's ownership shall thereupon and thereafter assume and perform and observe, any and all of such covenants and obligations of Landlord.

       SECTION XXXII. INSURANCE. Tenant shall maintain in full force and effect the following insurance written by one or more responsible companies licensed to do business in the state in which the Premises is located in form and content reasonably satisfactory to Landlord, including, except as to (2) of this Section XXXII at the request of Landlord, Landlord and Landlord's managing agent, New Boston Management Services, Inc. as additional insureds, and Tenant shall keep deposited with the Landlord copies of all policies of insurance, or certificates thereof, with endorsements on such policies or certificates to the effect that such insurance shall not be cancelled by the insurer without at least fifteen
(15) days prior notice to Landlord.

              (1) Commercial General Liability insurance in the broadest form of such coverage as is available from time to time in the jurisdiction in which the Premises is located; applying to the use and occupancy of the Premises and the business operated by Tenant and on an occurrence basis in an amount not less than Three Million Dollars ($3,000,000) combined single limit for property damage and for any personal injury, including death, to one or more than one person arising out of any one incident. At any time during the term hereof upon sixty (60) days notice, Landlord may require the Tenant to increase the amount of insurance required hereunder to a greater commercially reasonable amount as may be required by Landlord or recommended by Landlord's insurance advisor or required by Landlord's mortgagee.

              (2) Worker's compensation insurance in the minimum amount required by statute covering all employees, and, if Tenant shall contract with any independent contractor for the furnishing of labor, materials or services to Tenant, Tenant shall require such independent contractor to maintain worker's compensation insurance covering all its employees and all the employees of any subcontractor.

              (3) Personal Property - Landlord shall not be liable to Tenant for and Tenant shall carry extended coverage property damage insurance covering Tenant's personal property located at the Premises (furniture, fixtures and equipment on a replacement cost basis) and Tenant improvements, if any, including:

                     (i) Damage to or loss of property entrusted to employees of the Landlord.

                     (ii) Loss of property through thefts regardless of where the theft takes place.

                     (iii) Damage to property regardless of where the damage takes place.

                     (iv) Damage to or loss of property caused by other tenants or occupants of the building or caused by visitors to or in the Building.

       It is specifically understood that Landlord's insurance does not cover any personal property of Tenant and Tenant shall not make any claim for loss of or damage to such property against Landlord or Landlord's insurance carrier and shall not permit its insurance carrier to make any claim for loss or damage to such property against Landlord or Landlord's insurance carrier.

       SECTION XXXIII. SUBROGATION, INSURANCE PREMIUMS. Landlord and Tenant hereby waive any rights each may have against the other in connection with any of the damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Building or its contents, arising from covered causes of loss for which property insurance is carried or required to be carried pursuant to this Lease. Each party on behalf of their respective insurance companies insuring their respective property against any such loss, shall waive any right of subrogation that it may have against the other party.

       SECTION XXXIV. SHORING. If an excavation shall be made upon the Property or upon land adjacent to the Property, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims by Tenant for damages or indemnity against Landlord, or diminution or abatement of rent.

       SECTION XXXV. REZONING. Tenant agrees that it shall not oppose any application for rezoning or variance instituted by Landlord, its successors or assigns.

       SECTION XXXVI. SEPARABILITY. If any provision or any part of any provision of this Lease, or if the application of any provision or any part of any provision of this Lease to any person, entity, or circumstance shall be held invalid by a court of competent jurisdiction, such invalidity shall have no effect on any other provision or any part of any other provision of this Lease or its application to any other person, entity, or circumstance.

       SECTION XXXVII. WAIVER OF TRIAL BY JURY. Landlord and Tenant agree that they shall, and hereby do, waive trial by jury in any action arising out of this Lease or Tenant's use and occupancy of the Premises.

       SECTION XXXVIII. NO WAIVER. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall constitute an eviction by Landlord, nor shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of this Lease, or any of the rules and regulations set forth in this Lease or hereafter adopted by Landlord, shall not constitute a waiver in any respect nor prevent a subsequent act, which originally constituted a violation from having all force and effect of an original violation. The receipt by Landlord of Rent or Additional Rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent or Additional Rent herein stipulated shall be deemed to be other than on account, nor shall any endorsement or statement on any check, nor any letter accompanying any check or payment as Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Rent or pursue any other remedy in this Lease provided.

       SECTION XXXIX. HOLDING OVER. In the event Tenant or any party claiming by, through or under Tenant shall hold over the Premises or any part thereof after the termination of this Lease, such holding over shall constitute and be construed as a tenancy at sufferance only, provided that all the terms of this Lease shall apply except that the Rent set forth in Section IV shall be calculated at a daily rate equal to one hundred-fifty percent (150%) of the daily Rent reserved in said Section IV. Nothing contained in this Section XXXIX shall be construed as Landlord's consent to Tenant holding over.

       SECTION XL. CAPTIONS, PLURAL, GENDER. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions hereof. Whenever a masculine or singular pronoun is used in this Lease, it shall include the feminine and plural thereof whenever the context so permits or requires.

       SECTION XLI. BROKERAGE. Tenant covenants that it has dealt with no broker other than the broker specified at the end of this Section XLI, as Tenant's Broker and as

Landlord's Broker, in locating the Premises demised by this Lease and in negotiating this Lease and Tenant further covenants and agrees that it shall hold Landlord harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this Section XLI, as Tenant's Broker and as Landlord's Broker, who claims that it showed or referred the Tenant to the Landlord or to the Premises for any transaction involving or resulting in this Lease or Premises.

       Landlord covenants that it has dealt with no broker other than the broker specified at the end of this Section XLI, as Tenant's Broker and as Landlord's Broker, in negotiating this Lease and Landlord further covenants and agrees that it shall hold Tenant harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this
Section XLI, as Tenant's Broker and as Landlord's Broker, who claims that it showed or referred the Tenant to the Landlord or to the Premises for any transaction involving or resulting in this Lease or Premises demised hereby.

       Tenant's Broker:    Curtis Cole, C.B. Richard Ellis - Whittier Partners

       Landlord's Broker:  Greg Hoffmeister, Spaulding & Slye

       In the event that Tenant and Landlord agree to renew and/or extend the term of this Lease, in connection with any option contained herein or otherwise, or to expand the Premises pursuant to any such provision contained herein or otherwise, Landlord shall not be responsible for the payment of any fee or commission to any broker or other third party, including any broker identified herein, who is retained by Tenant in connection with such renewal, extension, and/or expansion.

        SECTION XLII. HAZARDOUS WASTE.

       (a) For the purpose of this Section XLII - "Hazardous Substance" shall mean any waste, substance or other material which may be dangerous to health or environment, including, without limitation, all "hazardous wastes", "hazardous materials", "hazardous substance", "toxic substance", "oil", "infectious medical waste" and "hazardous medical waste" as defined in any federal, state, or local law, regulation or ordinance, or otherwise.

       (b) Tenant shall not dump, flush or in any way introduce any Hazardous Substances, which are regulated under the Resource Conservation and Recovery Act of 1976, as amended, (42 U.S.C. Section 6901, et. seq. "RCRA") the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (42 U.S.C. 9601 et. seq. "CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat 1613, et seq., and/or any other applicable municipal, federal, state law, into the sewerage, drainage or other waste disposal system serving the Premises, the Building or the Property.

       (c) Tenant shall not generate, use, store or dispose of Hazardous Substances regulated under RCRA, CERCLA, SARA and/or any other applicable municipal, federal or state environmental law, in or on the Premises, the Building or the Property, nor transport Hazardous Substances from the Premises, the Building or the Property except in compliance with RCRA, CERCLA, SARA, and any other applicable municipal, federal or state environmental law.

       (d) Tenant shall promptly notify Landlord in writing of any incident in the Premises, or the Building or the Property which might require the filing of a notice under any statute described in Section XLII(b) of this Lease.

       (e) Tenant shall indemnify and hold Landlord harmless from any and all cost, liabilities, demands, claims, civil or criminal actions, or causes of action, civil or criminal penalties, fines, losses, liens, assessments, damages, liabilities, costs, disbursements, expenses or fees of any kind or any nature (including without limitation all clean-up costs and attorney's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising out of or on account of Tenant's failure to comply with the provisions of Section XLII of this Lease, whether due to any action or non-action of Tenant.

       SECTION XLIII. SECURITY DEPOSIT. Simultaneously with the execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord a Letter of Credit, in form acceptable to Landlord and its lender, in the sum of $1,680,492.00 (the "LETTER OF CREDIT") to be held and, as applicable, presented, drawn upon and the proceeds thereof retained and applied by Landlord as security for the faithful payment, performance and observance by Tenant of the terms, covenants, provisions, conditions and agreement of Tenant under and pursuant to this Lease. It is agreed and understood that in the event of the occurrence of an Event of Default of Tenant, Landlord may present for payment and draw upon the Letter of Credit and Landlord may use, apply or retain the whole or any part of the amounts available to be drawn under the Letter of Credit to the extent required for the payment of any Rent or Additional Rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any Event of Default of Tenant or any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord.

       If Landlord shall present, draw upon and apply or retain all or any portion of the amounts evidenced by the Letter of Credit, Tenant shall immediately replenish and reinstate the amount available to be drawn under the Letter of Credit or cause a substitute Letter of Credit in the form and amount required by this Lease to be re-issued so that at all times during the Term of this Lease, Landlord shall be entitled to draw upon the entire dollar amount of the Letter of Credit in the amounts required hereunder notwithstanding any prior presentation and draw thereon.

       The Letter of Credit must at all times be an "irrevocable clean" commercial Letter of Credit in the amount required by this Lease and payable through a bank, acceptable to Landlord in Landlord's reasonable discretion. In addition, the Letter of Credit shall be payable solely to the benefit of the Landlord from time to time under this Lease and shall be automatically renewable and, upon the direction of Landlord, transferable to and payable for the benefit of any successor Landlord under the Lease. The Letter of Credit shall be and remain presentable and payable for the time period beginning on the date of this Lease through and including the date which is the last to occur of (i) the date which is sixty (60) days after the last day of the Term of this Lease or (ii) the date which is sixty (60) days after the date of delivery of the entire Premises to Landlord in accordance with the terms and provisions of this Lease or (iii) sixty (60) days after the last of Tenant's monetary obligations to Landlord under this Lease have been satisfied in full. Tenant shall bear all costs and expenses in connection with procuring the Letter of Credit and maintaining it in full force and effect for the time periods required hereunder. In the event of a sale or other transfer of the Building, Tenant shall, at its sole cost and expense, cause the Letter of Credit, in the form required hereunder, to be issued to and for the benefit of such transferee or purchaser, as designated by Landlord.

       The Landlord from time to time under this Lease, shall be entitled to receive sixty (60) days prior written notice of any cancellation of the Letter of Credit for any reason and the Letter of Credit shall not be cancelable unless and until Landlord shall have received such sixty (60) day advance written notice. Upon (i) receiving notice of cancellation of the Letter of Credit or
(ii) failure of Tenant to deliver to Landlord a substitute Letter of Credit on or before the date which is thirty (30) days prior any renewal date and whether or not Tenant shall then be in default in the payment, performance or observance of any term, covenant or provision of this Lease, Landlord shall be entitled to present, draw upon and retain the entire amount of the Letter of Credit and upon so doing, Landlord shall be entitled to hold, apply and retain the proceeds of such payment as if it were a Cash Security Deposit under this Lease to be applied against Defaults of Tenant from time to time arising under this Lease.

       It is agreed and understood that any failure of Tenant to perform, observe or comply with any term or provision contained in this Section XLII to be performed or observed by Tenant shall entitle Landlord to the same rights and remedies under this Lease, as a failure by Tenant to pay Rent and Additional Rent as and when same shall be due and payable.

       Landlord may apply all or any portion of the security deposit to any damage to the Premises or to the restoration thereof or to any Rent or Additional Rent which may be due from Tenant to Landlord. In the event that Landlord shall so apply all or any portion of the said security deposit, Tenant shall immediately upon notice, restore the same to its full amount. All or any portion of the security deposit remaining at the expiration or other termination of this Lease which has not been so applied shall be returned to Tenant.

       Provided Tenant shall demonstrate its "Satisfactory Financial Condition" as hereafter defined and there is no Event of Default under the Lease beyond any applicable notice and cure period, on each of the following anniversary dates, Landlord shall reduce the required security deposit or letter of credit on such date:

       (i) To six (6) months' Rent after the thirtieth (30th) calendar month following the Rent Commencement Date;

       (ii) To five (5) months' Rent after the thirty-sixth (36th) calendar month following the Rent Commencement Date;

       (iii) To four (4) months' Rent after the forty-eighth (48th) calendar month following the Rent Commencement Date;

       (iv) To two (2) months' Rent after the sixtieth (60th) calendar month following the Rent Commencement Date.

       Tenant's "SATISFACTORY FINANCIAL CONDITION" shall be defined as follows:

       (a) During the six (6) month period prior to the thirtieth (30th) month anniversary date, Tenant shall demonstrate profitability or break even after adding back depreciation and amortization;

       (b) During the twelve (12) month period prior to each of the subsequent anniversary dates defined above, Tenant shall demonstrate profitability or break even after adding back depreciation and amortization;

       (c) Upon each anniversary date, including month 30, Tenant shall demonstrate positive working capital:

       (d) Upon each anniversary date, including month 30, Tenant shall demonstrate a net worth of at least $10 million.

       SECTION XLIV. LANDLORD'S RIGHT TO PERFORM FOR TENANT. Landlord shall have the right, but shall not be required, to pay such sums and do any act, whether the same requires the expenditures of monies or not, which may be necessary or appropriate by reason of failure or neglect of the Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by the Landlord, the Tenant agrees to pay to the Landlord forthwith upon demand the cost of performing the same, plus interest at one and one-half percent (1 1/2%) per month of such cost; and if Tenant shall default in such payment, the Landlord shall have the same rights and remedies as the Landlord has hereunder for the failure of the Tenant to pay the Rent or Additional Rent. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease, and the exercise of these rights shall not be deemed an obligation of Landlord to perform such right in the future.

       SECTION XLV. GOVERNING LAW. This Lease shall be governed by the provisions hereof and by the laws of the state in which the Premises are located.

       SECTION XLVI. FORCE MAJEURE. In the event that either party shall be delayed or hindered in or prevented from the performance of act required under this Lease, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of the party delayed in performing work or doing the acts required, then performance of such act shall be excused for the period of the delay and the period for such party's performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall in no event operate to excuse Tenant from the prompt payment of Rent, or Additional Rent, or excuse performance due to lack of funds. In any case where work is to be paid for out of insurance proceeds of condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payments, for delays in the collection of such proceeds or awards.

     SECTION XLVII. EXTENSION OPTION. Provided the Tenant is not in default hereunder, Tenant shall have the right to extend the term of this Lease for one
(1) additional term of five (5) years ("Extended Term") commencing upon the expiration of the initial term. Tenant shall exercise the right to extend the term of this Lease by written notice to Landlord no later twelve (12) months prior to the expiration of the term. The Rent for the Extended Term shall be the greater of the then current Rent or the Market Rent as hereafter defined. The market rent ("Market Rent") shall be determined by Landlord based on leases then currently under negotiation or recently executed for the Property. If no such leases are under negotiation or have been recently executed, then Market Rent shall be determined by Landlord based on comparable office space in the in Alewife area (if any such space exists) taking into account, among other factors, amenities, setting, location and demographics. Landlord shall notify Tenant of the Market Rent within a reasonable period after Tenant notifies Landlord that Tenant is exercising the option to extend, provided Landlord shall not be required to set the Market Rent prior to fourteen (14) months before the expiration of the Term. All of the covenants, agreements, terms and conditions contained in this Lease shall apply to the Extended Term. If Tenant is unwilling to accept Landlord's estimate of Market Rent as set forth in Landlord's notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, Tenant shall have no right to renew hereunder and this Lease shall terminate on the Termination Date.

       SECTION XLVIII. RIGHT OF FIRST OFFER. Provided Tenant is not in default of its obligations hereunder and subject to the rights of any existing Building tenants and Landlord's right to extend the term of an existing lease, Landlord shall provide Tenant with written notice of its intent to offer for lease specific space located in the Building which is available or will become available for lease ("LANDLORD'S INTENT TO LEASE NOTICE"). In the event that Tenant desires to lease said space it shall have five (5) business days after receipt of Landlord's Intent to Lease Notice to deliver to Landlord a notice of its exercise of its "Right of First Offer" together with the most recent available audited financial statements of Tenant upon which Landlord can adequately assess the financial condition of Tenant (the "EXERCISE OF RIGHT OF FIRST OFFER NOTICE"). In the event that Tenant fails to deliver its Exercise of Right of First Offer Notice within said five (5) business day period, Tenant shall have waived its right to the space and shall have no further right pursuant to this Section XLVIII to the space offered for the remainder of the term of this lease, as it may be extended.

       In the event Tenant timely exercises its "Right of First Offer", within five (5) business days of receipt of Tenant's Exercise of Right of First Offer Notice, Landlord shall deliver to Tenant a notice which shall set forth the premises' square footage, the availability date, the term of occupancy (which term shall be comparable to what would be offered in the market for comparable space in a comparable building in the Alewife area), the rent, the base years for the purpose of Tax and Operating Cost Excess, the security deposit requirements, and the tenant improvements to be performed by Landlord, if any (the "RIGHT OF FIRST OFFER NOTICE"). The terms and conditions contained in the Right of First Offer Notice shall reflect Landlord's good faith determination of the then current fair market rental terms available for comparable premises in the Building to new tenants and shall reflect Landlord's security deposit requirements based upon Landlord's assessment of Tenant's financial condition. Tenant shall have ten (10) days following receipt of the Right of First Offer Notice to accept said space on the terms and conditions offered, and if Tenant shall fail to accept the Offer within said ten (10) day period, Tenant shall have waived its right to the space and shall have no further right pursuant to this Section XLVIII to the space offered for the remainder of the term of this lease, as it may be extended. In the event Tenant accepts the offer of any space pursuant to this Section XLVIII, Landlord and Tenant shall execute an amendment to this Lease, setting forth the terms and conditions for the lease by Tenant of the space so acquired.

        SECTION XLIX. CONDITIONS PRECEDENT Landlord and Tenant acknowledge and agree that all or a portion of the Premises is presently under lease with Allaire by virtue of a lease dated October 1, 1997, as amended by a First Amendment of Lease dated September 28, 1998, between Allaire and Landlord's predecessor-in-interest Robert Sorrentino and David R. Vickery, As Trustees of One Alewife Center and Landlord does not currently have possession of the Premises. It is a condition to the obligations of the parties under this Lease that Landlord shall have entered into a termination agreement (the "TERMINATION AGREEMENT") with Allaire providing for termination of the Allaire lease and vacation of the premises demised thereby by Allaire and all persons or entities claiming by, through or under Allaire. The anticipated termination date is between July 1, 2000 and August 15, 2000. If Landlord has been unable to enter into such a Termination Agreement with Allaire on or before the April 4, 2000, then either Landlord or Tenant shall have the right to terminate this Lease by giving notice to the other at any time prior to execution of the Termination Agreement. Further, it is understood and agreed by Tenant that Landlord shall have no liability if Landlord is unable to enter into a Termination Agreement or shall be unable to deliver the Premises to Tenant as a result of Allaire's failing or refusing to vacate the Premises after the consummation of said Termination Agreement.

        Additionally, this lease is conditioned upon the approval of Landlord's lender to all transaction contemplated herein.

       SECTION L. MULTIPLE COUNTERPARTS. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.



                                Landlord:
                                NEW BOSTON ALEWIFE LIMITED PARTNERSHIP



                                By: New Boston Fund IV, Inc.,
                                    Its General Partner


                                By: (illegible)
                                    -------------------------------
                                    Its





                                Tenant:
                                NETGENESIS CORP.


                                By: (illegible)
                                    -------------------------------
                                    Its

                                   EXHIBIT A1



                                FIRST FLOOR PLAN

                                   EXHIBIT A2



                                THIRD FLOOR PLAN

                                   EXHIBIT A3



                                FOURTH FLOOR PLAN

                                  EXHIBIT "B"


LANDLORD'S WORK:  None

TENANT'S WORK:    To be set forth under plans prepared by Tenant and submitted to Landlord for approval.










                                                                      EXHIBIT B

                                  EXHIBIT "C"



                          MASSACHUSETTS LEGAL HOLIDAYS


--------------------------------------------------------------
* January 1                    -  New Year's Day
--------------------------------------------------------------
Third Monday in January        -  Martin Luther King, Jr. Day
--------------------------------------------------------------
Third Monday in February       -  Washington's Birthday
--------------------------------------------------------------
Third Monday in April          -  Patriot's Day
--------------------------------------------------------------
Last Monday in May             -  Memorial Day
--------------------------------------------------------------
* July 4                       -  Independence Day
--------------------------------------------------------------
First Monday in September      -  Labor Day
--------------------------------------------------------------
Second Monday in October       -  Columbus Day
--------------------------------------------------------------
* November 11                  -  Veteran's Day
--------------------------------------------------------------
Fourth Thursday in November    -  Thanksgiving Day
--------------------------------------------------------------
* December 25                  -  Christmas Day
--------------------------------------------------------------






* Should any of these dates fall on a Sunday, the Holiday in observed on the following Monday.

                                  EXHIBIT "D"

                               SCOPE OF SERVICES

1.   CLEANING

     A.   OFFICE AREA

          DAILY: (Monday through Friday 6:00 pm -10:00 pm; holidays excepted)

          1. Empty and clean all waste receptacles and ash trays and remove waste materials from the premises; wash receptacles as necessary.

          2.   Sweep and dust mop all uncarpeted areas using a dust-treated mop.

          3.   Vacuum all rugs and carpeted areas.

          4.   Wash clean all water fountains.

          5.   Wipe clean all brass and other bright work.

          6. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the premises in an orderly condition.

          WEEKLY:

          1.   Dust coat racks, and the like.

          2. Remove all finger marks from private entrance, doors, light switches, and doorways.

          3. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

          4. Remove and dust under all desk equipment and telephone and replace same.

          5.   Hand dust all grill work within normal reach.

          QUARTERLY:

          Render high dusting not reached in daily/weekly cleaning to include:

          a. Dusting all pictures, frames, charts, graphs, and similar wall hangings.

          b. Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

          c.   Dusting all pipes, ducts, and high moldings.

          d.   Dusting all venetian blinds.

     B.   LAVATORIES

          DAILY: (Monday through Friday, inclusive; holidays excepted)

          1. Sweep and damp mop floors with approved germicidal detergent cleaning solution.

          2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

          3.   Wash both sides of all toilet seats.




                                                                       EXHIBIT D

          4. Wash all basins, bowls, and urinals with approved germicidal detergent cleaning solution.

          5.   Dust and clean all powder room fixtures.

          6.   Empty and clean paper towel and sanitary disposal receptacles.

          7.   Remove waste paper and refuse.

          8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished to Landlord.

          9.   A sanitizing solution will be used in all lavatory cleaning.

          MONTHLY:

          1.   Machine scrub lavatory floors.

          2.   Wash all partitions and tile walls in lavatories.

     C.   MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR, AND CORRIDORS.

          DAILY OR AS NEEDED: (Monday through Friday, inclusive; holidays excepted)

          1.   Sweep and wash all floors

          2.   Wash all rubber mats.

          3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

          4.   Spot clean any metal work inside lobby.

          5.   Spot clean any metal work surrounding building entrance doors.

          MONTHLY:

               All resilient tile floors in public areas to be treated equivalent to spray buffing.

          D.   WINDOW CLEANING

               Windows of exterior walls will be washed semi-annually.

          E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

          F.   SNOW REMOVAL

               Clearing, sanding and salting of all snow and ice surrounding the building and walkways, as accumulated during storms, with special emphasis on the building opening at 8:00 am Monday - Friday and by 8:00 am on Saturday.




                                                                       EXHIBIT D

                             RULES AND REGULATIONS


       The following Rules and Regulations constitute a part of the Lease and of Tenant's obligations thereunder in respect of Tenant's use and occupancy of the Premises in the Building.

                               I. BUILDING HOURS

       1.1. The Building is accessible from 7:00 a.m. to 7:00 p.m. on Monday through Friday except Holidays and 8:00 a.m. to 1:00 p.m. Saturdays. The Building is closed on Sundays.

       1.2. If you wish to use the Building during other times, please use the authorized access-cards issued to members of your staff.

       1.3. If you will need after-hours heating or air-conditioning services, please notify the Building Management Office by 3:00 p.m. on the previous working day. (These Building services are either reduced, or shut off completely when the Building is closed.) You will be charged overtime use of the Building services.

       1.4. You are advised, for the protection and safety of your personnel, to lock front doors at the end of each working day. Front doors also should be locked whenever your receptionist leaves the area.

       1.5. If you wish to remove fixtures or materials from your premises after 7:00 p.m. or to have work performed after 7:00 p.m., by someone who does not have a Building pass, the Building Management Office must be notified in advance in writing.

                     II. ELEVATORS, DELIVERIES AND PARKING

       2.1. If you expect delivery of any bulky material, notify the Building Management Office reasonably in advance so that elevators may be scheduled and elevator pads may be installed. This protects both your shipment and the elevators. For the convenience of all, elevators may not be used for deliveries during the peak traffic hours of 8:00 a.m. to 9:30 a.m.; 11:30 a.m. to 1:30 p.m.; and 4:30 p.m. to 6:00 p.m.

       2.2. All large deliveries must be made from the designated Building loading dock area. Large deliveries can be expedited by notifying the Building Management Office 24 hours in advance. The receiving area can accommodate certain types and sizes of vehicles. All hand trucks used for deliveries must be equipped with rubber bumpers and tires. All deliveries are to be made/received at the rear entrance of the Building in the designated Loading/Delivery area.

       2.3. The loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. You should advise your vendors and suppliers of this rule. Any vehicles abusing the truck dock privileges are subject to being towed at the owner's expense.

       2.4. Building operating personnel are not authorized to receive for shipments to or from the Building.


                   III. GENERAL USE OF BUILDING AND PREMISES

       3.1. Tenants are not permitted to place or store property on the sidewalks, passageways, parking areas or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).

       3.2. No animals may be brought into or kept in or about the Building or premises. No bicycles may be brought into or kept in the Building, but must be stored, at the sole risk of the individual storing a bicycle, in the bicycle rack located in the underground parking area and/or the parking structure.

       3.3. Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets. Please make arrangements with the Building Management Office for disposal of any unusual trash.

       3.4. If a Tenant's premises becomes infested with vermin due to Tenant's own misuse of the premises, such tenant, at its sole cost and expense, shall cause its premises to be



                                                                       EXHIBIT D
exterminated by such exterminators as shall be approved by the Landlord at such times and to such extent as the Landlord deems necessary to exterminate the vermin.


                            IV. REPAIRS AND SERVICES

       4.1. You are responsible for all general repairs and maintenance of your Premises including, but not limited to, Tenant supplied supplementary air conditioning, exterior doors, and exterior signs. All repairs, installations, or alterations to the Building or its fixtures must first be approved and scheduled by the Building Manager.

       4.2. All requests for work to be done in your Premises by any of the Building Management Staff should be directed to the Building Manager. Building employees are not permitted to perform any work outside their regular duties except upon special instructions from the Building Manager.

       4.3. All schedules for the performance of your construction and repair work must be coordinated by the Building Manager to avoid conflicts with various building construction and maintenance schedules. Tenants must inform the Building Manager, at least 72 hours before any work is to begin, of the nature of the work, where and when it is to be performed, the name of the contractor or concern doing the work, and the name of the individual who will supervise the performance of the work. You will be required to obtain from the persons doing work certificates of insurance coverage, signed lien waivers, and payment and performance bond in form and substance satisfactory to the Landlord. Work may not begin until such requirements have been satisfied.

       4.4. Landlord shall purchase and install, at your expense, all lamps, tubes, bulbs, starters and ballasts, at competitive prices. Tenant may elect, upon notice to Landlord, to replace all of said items itself at its expense.


                V. ELECTRICAL SYSTEM: ENERGY CONSERVATION: WATER

       5.1. In order to assure that the Building's electrical standards are not exceeded and to avert possible adverse effect on the Building's electric system, you may not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than standard office equipment.

       5.2. Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or expedient in order to conserve and/or preserve energy and related services, or as may be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.

       5.3. If you shall use water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure your water consumption for all water purposes. In the latter event, you shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. You agree to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from you as an additional charge.

       5.4. The windows of the Building are designed for superior insulation and to reduce glare. Building standard blinds or drapes present and elegant appearance and contribute to the effectiveness of the Building's heating and cooling systems. You should keep the blinds or drapes closed when windows are exposed to the sun's rays in summer and keep them open when the sun is bright enough to provide warmth during the winter months.


                           VI. SIGNS AND ADVERTISING

       Except as hereinafter provided, you may not place on the exterior of the premises (including both interior and exterior surfaces or doors and interior surfaces of windows) or on any part of the Building outside the premises, any signs, symbol, advertisement or the like visible to the public view outside of the premises. Landlord shall withhold consent for signs or lettering on the entry doors to the premises, unless such signs conform to Building standards adopted by Landlord. All signage must be in accordance with a plan or sketch of the sign to be placed on such entry doors submitted to and approved by Landlord in advance. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed your name and the location of the premises in the Building. Neither Landlord's name, nor the name of the




                                                                       EXHIBIT D

Building shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.


                   VII. LIFE SAFETY AND EMERGENCY PROCEDURES

       In case of emergency situations such as power failure, water leaks or serious injury, call the Building Management Office immediately. In case of fire or smoke, pull the nearest alarm (located on your floor) and then call the Building Management Office


                          VIII. SMOKE FREE ENVIRONMENT

       Smoking is not permitted in the Building.








                                                                       EXHIBIT D